Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 27, 2005
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SECOND QUARTER EARNINGS,

INCLUDING GAIN ON SALE OF FRENCH ASSETS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $146.5 million or $2.34 per diluted share during the three-month period ended June 30, 2005 as compared to $48.3 million or $.78 per diluted share during the second quarter of 2004. Net income was $207.9 million or $3.32 per diluted share during the six-month period ended June 30, 2005 as compared to $94.4 million or $1.52 per diluted share during the prior year six-month period. Net revenues increased 9% to $991 million during the second quarter of 2005 as compared to $905 million during the quarter ended June 30, 2004. Net revenues increased 10% to $2.0 billion during the six-month period ended June 30, 2005 as compared to $1.8 billion during the prior year six-month period.

Included in the reported results for the quarter ended June 30, 2005 (as listed on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information) was an after-tax gain of $108.3 million or $1.70 per diluted share resulting from the sale of our 81.5% ownership interest in Medi-Partenaires, an operating company which owned fourteen hospitals in France. The operating results of these facilities, as well as the gain resulting from the divestiture, are reflected as discontinued operations in the Consolidated Statements of Income for the three-month and six-month periods ended June 30, 2005 and 2004. Included in the reported results for the quarter ended June 30, 2004 was a net after-tax gain of $1.5 million or $.02 per diluted share resulting primarily from the sale of two acute care facilities located in Louisiana and one acute care facility located in Puerto Rico. Excluding these gains from both three-month periods, our adjusted net income was $38.2 million or $.64 per diluted share during the three-months ended June 30, 2005 as compared to $46.8 million or $.76 per diluted share during the three-months ended June 30, 2004.

Included in the reported results for the six-month period ended June 30, 2005 was a net after-tax gain on the sale of facilities of $114.1 million or $1.78 per diluted share resulting from the sale of our ownership interest in Medi-Partenaires during the second quarter of 2005 and the sale of two acute care hospitals located in Puerto Rico and a home health business in Florida sold during the first quarter of 2005. Also included in our reported results during the six-month period ended June 30, 2005 was an after-tax impairment charge of $2.0 million or $.03 per diluted share recorded in connection with a women’s hospital located in Edmond, Oklahoma which is scheduled to close in late September, 2005. Included in the reported results for the six-month period ended June 30, 2004 was a net after-tax gain on sale of facilities of $1.5 million or $.02 per diluted share recorded during the second quarter of 2004, as mentioned above, as well as prior period Medicaid disproportionate share hospital revenue recorded during the first quarter of 2004 amounting to $1.7 million (after-tax) or $.02 per diluted share. Excluding these items from both six-month periods, our adjusted net income was $95.8 million or $1.57 per diluted share during the six-months ended June 30, 2005 as compared to $91.2 million or $1.48 per diluted share during the six-months ended June 30, 2004.

At our acute care hospitals owned during both periods, inpatient admissions increased 2.7%, patient days increased 2.1%, revenues increased 6.6% and revenue per adjusted patient day increased 4.1% during the 2005 second quarter, as compared to the comparable prior year quarter. At our behavioral health hospitals owned in both periods, inpatient admissions increased 7.6%, patient days increased 7.3%, revenues increased 9.4%, and revenue per adjusted patient day increased 2.0% during the second quarter of 2005 as compared to the comparable prior year quarter.

Our consolidated operating margin decreased to 12.8% during the three-month period ended June 30, 2005 as compared to 14.9% during the same prior year quarter. At our acute care hospitals owned during both three-month periods ended June 30, 2005 and June 30, 2004, the operating margin decreased to 13.3% during the second quarter of 2005 from 15.9% during the second quarter of the prior year. The operating margin at our behavioral health hospitals owned during both periods increased to 25.5% during the second quarter of 2005 from 24.1% during the comparable quarter of the prior year.

Contributing significantly to the decrease in our operating margin and net income during the second quarter of 2005, as compared to the comparable prior year quarter, was a decrease in the combined admissions, patient days and payer mix at our acute care hospitals located in the McAllen/Edinburg, Texas market resulting primarily from continued intense competition from a physician-owned hospital in the market. In addition, an increased level of uninsured patients in our acute care hospitals during the quarter unfavorably impacted our bad debt expense and increased the level of charity care provided.

During the second quarter of 2005, using the cash proceeds generated from the sales of facilities as well as the net cash provided by operations, we repaid approximately $87 million of debt and purchased approximately 2.65 million shares of our outstanding common stock for approximately $59 per share or $156 million in the aggregate.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on July 28, 2005. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 28, 2005 and will continue through midnight on August 5, 2005. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number of 7490517. This call will also be available live over the internet at our web site at www.uhsinc.com.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our website: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 17 and 18 of our Form 10-Q for the quarterly period ended March 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as property write-downs, gains on sales of assets and businesses or other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2004. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are Schedules of Non-GAAP Supplemental Consolidated Income Statement Information which reconcile these measures to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net revenues	$990,888	$905,494	$1,997,533	$1,812,620

Operating charges:
Salaries, wages and benefits	407,897	369,335	814,237	740,793
Other operating expenses	234,707	213,274	465,872	421,229
Supplies expense	126,124	113,521	252,660	229,105
Provision for doubtful accounts	95,478	74,244	177,886	157,801
Depreciation and amortization	37,988	35,033	77,684	68,342
Lease and rental expense	15,288	15,255	30,755	30,148

	917,482	820,662	1,819,094	1,647,418

Income before interest expense, minority interests and income taxes	73,406	84,832	178,439	165,202

Interest expense, net	7,450	9,359	18,126	18,926
Minority interests in earnings of consolidated entities	7,926	5,183	15,845	8,710

Income before income taxes	58,030	70,290	144,468	137,566

Provision for income taxes	21,398	25,908	53,146	50,671

Income from continuing operations	36,632	44,382	91,322	86,895

Income from discontinued operations, net of income tax expense (a)	109,822	3,907	116,541	7,578

Net income	$146,454	$48,289	$207,863	$94,473

Basic earnings per share: (b)
From continuing operations	$0.65	$0.77	$1.60	$1.51
From discontinued operations	1.95	0.07	2.05	0.13

Total basic earnings per share	$2.60	$0.84	$3.65	$1.64

Diluted earnings per share: (b)
From continuing operations	$0.61	$0.72	$1.50	$1.40
From discontinued operations	1.73	0.06	1.82	0.12

Total diluted earnings per share	$2.34	$0.78	$3.32	$1.52

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
(a) Calculation of income from discontinued operations, net of income tax:

Income from operations	$2,602	$4,039	$4,433	$10,114
Gains on divestitures	164,736	2,338	173,831	2,338

Income from discontinued operations, pre-tax	167,338	6,377	178,264	12,452
Income tax provision	(57,516)	(2,470)	(61,723)	(4,874)

Income from discontinued operations, net of income tax expense	$109,822	$3,907	$116,541	$7,578

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$36,632	$44,382	$91,322	$86,895
Less: Dividends on unvested restricted stock, net of taxes	(28)	(28)	(55)	(56)

Income from continuing operations - basic	$36,604	$44,354	$91,267	$86,839
Income from discontinued operations	109,822	3,907	116,541	7,578

Net income - basic	$146,426	$48,261	$207,808	$94,417

Weighted average number of common shares - basic	56,425	57,622	56,974	57,593

Basic earnings per share:
From continuing operations	$0.65	$0.77	$1.60	$1.51
From discontinued operations	1.95	0.07	2.05	0.13

Total basic earnings per share	$2.60	$0.84	$3.65	$1.64

Diluted:
Income from continuing operations	$36,632	$44,382	$91,322	$86,895
Less: Dividends on unvested restricted stock, net of taxes	(28)	(28)	(55)	(56)
Add: Debenture interest, net of taxes	2,382	2,305	4,764	4,573

Income from continuing operations - diluted	$38,986	$46,659	$96,031	$91,412
Income from discontinued operations	109,822	3,907	116,541	7,578

Net income - diluted	$148,808	$50,566	$212,572	$98,990

Weighted average number of common shares	56,425	57,622	56,974	57,593
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	646	774	481	860

Weighted average number of common shares and equiv. - diluted	63,648	64,973	64,032	65,030

Diluted earnings per share:
From continuing operations	$0.61	$0.72	$1.50	$1.40
From discontinued operations	1.73	0.06	1.82	0.12

Total diluted earnings per share	$2.34	$0.78	$3.32	$1.52

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$114,747	$33,125
Accounts receivable, net	550,437	552,538
Other current assets	97,591	90,392
Property, plant and equipment, net	1,351,062	1,448,066
Other assets	656,488	765,852
Assets held for sale	—	132,870

Total Assets	$2,770,325	$3,022,843

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,994	$16,968
Liabilities held for sale	—	11,116
Other current liabilities	479,587	441,572
Other noncurrent liabilities	261,099	243,617
Long-term debt	525,849	852,229
Deferred income taxes	49,161	50,212
Minority interest	168,849	186,543
Stockholders’ equity	1,281,786	1,220,586

Total Liabilities and Stockholders’ Equity	$2,770,325	$3,022,843

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended June 30, 2005 and 2004

(in thousands)

(unaudited)

	Three months ended June 30, 2005		Three months ended June 30, 2004
Net revenues	$990,888	100.0%	$905,494	100.0%

Operating charges:
Salaries, wages and benefits	407,897	41.2%	369,335	40.8%
Other operating expenses	234,707	23.7%	213,274	23.6%
Supplies expense	126,124	12.7%	113,521	12.5%
Provision for doubtful accounts	95,478	9.6%	74,244	8.2%

	864,206	87.2%	770,374	85.1%

Operating income/margin	126,682	12.8%	135,120	14.9%

Lease and rental expense	15,288		15,255
Minority interests in earnings of consolidated entities	7,926		5,183

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	103,468		114,682
Depreciation and amortization	37,988		35,033
Interest expense, net	7,450		9,359

Income before income taxes	58,030		70,290
Provision for income taxes	21,398		25,908

Income from continuing operations	36,632		44,382
Income from discontinued operations, net of income taxes	109,822		3,907

Net income	$146,454		$48,289

	Three months ended June 30, 2005		Three months ended June 30, 2004
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income
Net income	$146,454	$2.34	$48,289	$0.78
Less: After-tax gain on sale of facilities	(108,291)	(1.70)	(1,486)	(0.02)

Adjusted net income	$38,163	$0.64	$46,803	$0.76

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Six Months Ended June 30, 2005 and 2004

(in thousands)

(unaudited)

	Six months ended June 30, 2005		Six months ended June 30, 2004
Net revenues	$1,997,533	100.0%	$1,812,620	100.0%

Operating charges:
Salaries, wages and benefits	814,237	40.8%	740,793	40.9%
Other operating expenses	465,872	23.3%	421,229	23.2%
Supplies expense	252,660	12.6%	229,105	12.6%
Provision for doubtful accounts	177,886	8.9%	157,801	8.7%

	1,710,655	85.6%	1,548,928	85.5%

Operating income/margin	286,878	14.4%	263,692	14.5%

Lease and rental expense	30,755		30,148
Minority interests in earnings of consolidated entities	15,845		8,710

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	240,278		224,834

Depreciation and amortization	77,684		68,342

Interest expense, net	18,126		18,926

Income before income taxes	144,468		137,566

Provision for income taxes	53,146		50,671

Income from continuing operations	91,322		86,895

Income from discontinued operations, net of income taxes	116,541		7,578

Net income	$207,863		$94,473

	Six months ended June 30, 2005		Six months ended June 30, 2004
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$91,322	$1.50	$86,895	$1.40
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)

Adjusted income from continuing operations	$91,322	$1.50	$85,147	$1.38

Calculation of Adjusted Net Income
Net income	$207,863	$3.32	$94,473	$1.52
Add: After-tax asset impairment charge	1,974	0.03	—	—
Less: After-tax gain on sale of facilities	(114,073)	(1.78)	(1,486)	(0.02)
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)

Adjusted net income	$95,764	$1.57	$91,239	$1.48

	Amount	Margin	Amount	Margin
Calculation of Adjusted Operating Income/Margin
Operating income/margin	$286,878	14.4%	$263,692	14.5%
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	—

Adjusted operating income/margin	$286,878	14.4%	$261,944	14.5%

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2005	% Change 6 months ended 6/30/2005
Acute Care Hospitals
Revenues	6.6%	7.7%
Adjusted Admissions	2.6%	2.4%
Adjusted Patient Days	2.4%	1.9%
Revenue Per Adjusted Admission	3.9%	5.1%
Revenue Per Adjusted Patient Day	4.1%	5.7%

Behavioral Health Hospitals
Revenues	9.4%	7.5%
Adjusted Admissions	7.2%	3.6%
Adjusted Patient Days	7.3%	5.0%
Revenue Per Adjusted Admission	2.1%	3.7%
Revenue Per Adjusted Patient Day	2.0%	2.3%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Revenues	$990,888	$905,494	$1,997,533	$1,812,620
EBITDA (1)	103,468	114,682	240,278	224,834
EBITDA Margin (1)	10.4%	12.7%	12.0%	12.4%

Cash Flow From Operations	92,260	129,549	226,872	224,675
Days Sales Outstanding	51	52	50	51
Capital Expenditures	50,927	47,582	108,847	118,018

Debt (net of cash)		—	415,096	$826,445
Shareholders Equity		—	1,281,786	$1,178,943
Debt / Total Capitalization		—	24.5%	41.2%
Debt / EBITDA (2)		—	0.85	1.71
Debt / Cash From Operations (2)		—	1.05	2.13

Acute Care EBITDAR Margin (3)	13.2%	15.7%	15.0%	15.3%
Behavioral Health EBITDAR Margin (3)	25.5%	24.1%	25.0%	24.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2005

AS REPORTED:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	06/30/05	06/30/04%		06/30/05	06/30/04%
Hospitals owned and leased	24	23	4.3%	44	44	0.0%
Average licensed beds	5,552	5,704	-2.7%	4,456	4,214	5.7%
Patient days	289,568	281,476	2.9%	343,214	310,723	10.5%
Average daily census	3,147.5	3,059.5	2.9%	3,730.6	3,377.4	10.5%
Occupancy-licensed beds	56.7%	53.6%	5.7%	83.7%	80.1%	4.5%
Admissions	64,301	61,907	3.9%	25,983	23,944	8.5%
Length of stay	4.5	4.5	-1.0%	13.2	13.0	1.8%

Inpatient revenue	$1,839,847	$1,644,878	11.9%	$344,811	$310,737	11.0%
Outpatient revenue	718,853	632,882	13.6%	51,466	46,472	10.7%
Total patient revenue	2,558,700	2,277,760	12.3%	396,277	357,209	10.9%
Other revenue	14,382	8,788	63.7%	8,719	8,610	1.3%
Gross hospital revenue	2,573,082	2,286,548	12.5%	404,996	365,819	10.7%

Total deductions	1,792,209	1,568,221	14.3%	205,608	188,087	9.3%

Net hospital revenue	$780,873	$718,327	8.7%	$199,388	$177,732	12.2%

SAME FACILITY:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	06/30/05	06/30/04%		06/30/05	06/30/04%
Hospitals owned and leased	23	23	0.0%	44	44	0.0%
Average licensed beds	5,432	5,704	-4.8%	4,341	4,214	3.0%
Patient days	287,314	281,463	2.1%	333,497	310,729	7.3%
Average daily census	3,157.3	3,093.0	2.1%	3,664.8	3,414.6	7.3%
Occupancy-licensed beds	58.1%	54.2%	7.2%	84.4%	81.0%	4.2%
Admissions	63,567	61,907	2.7%	25,773	23,944	7.6%
Length of stay	4.5	4.5	-0.6%	12.9	13.0	-0.3%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations
(3)	All Discontinued Operations and Lakewood Ranch are excluded in current and prior years. Lakeland is included in both current and prior years for January only.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone are included in both current and prior years from May 1st through year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2005

AS REPORTED:

	FOR THE SIX MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	06/30/05	06/30/04%		06/30/05	06/30/04%
Hospitals owned and leased	24	23	4.3%	44	44	0.0%
Average licensed beds	5,551	5,678	-2.2%	4,435	4,059	9.3%
Patient days	602,068	585,086	2.9%	669,088	594,621	12.5%
Average daily census	3,326.3	3,214.8	3.5%	3,696.6	3,267.1	13.1%
Occupancy-licensed beds	59.9%	56.6%	5.8%	83.4%	80.5%	3.6%
Admissions	131,392	126,457	3.9%	51,028	48,083	6.1%
Length of stay	4.6	4.6	-1.0%	13.1	12.4	6.0%

Inpatient revenue	$3,786,715	$3,396,296	11.5%	$670,708	$604,466	11.0%
Outpatient revenue	1,409,433	1,249,316	12.8%	99,981	89,448	11.8%
Total patient revenue	5,196,148	4,645,612	11.9%	770,689	693,914	11.1%
Other revenue	27,498	17,799	54.5%	16,679	16,951	-1.6%
Gross hospital revenue	5,223,646	4,663,411	12.0%	787,368	710,865	10.8%

Total deductions	3,636,149	3,212,633	13.2%	398,420	367,230	8.5%

Net hospital revenue	$1,587,497	$1,450,778	9.4%	$388,948	$343,635	13.2%

SAME FACILITY:

	FOR THE SIX MONTHS ENDED
	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	06/30/05	06/30/04%		06/30/05	06/30/04%
Hospitals owned and leased	23	23	0.0%	44	44	0.0%
Average licensed beds	5,420	5,678	-4.5%	4,175	4,059	2.9%
Patient days	595,743	585,112	1.8%	625,500	594,612	5.2%
Average daily census	3,291.4	3,214.9	2.4%	3,455.8	3,267.1	5.8%
Occupancy-licensed beds	60.7%	56.6%	7.3%	82.8%	80.5%	2.8%
Admissions	129,687	126,457	2.6%	49,994	48,083	4.0%
Length of stay	4.6	4.6	-0.7%	12.5	12.4	1.2%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations
(3)	All Discontinued Operations and Lakewood Ranch are excluded in current and prior years. Lakeland is included in both current and prior years for January only.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone are included in both current and prior years from May 1st through year to date.